THE GERMANY FUND, INC.
REPORT OF STOCKHOLDERS' MEETING

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   The Fund held its Annual Meeting of Stockholders on June 13, 2002. The two
matters voted upon by stockholders and the resulting votes for each matter were as follows:

                                                                       VOTING RESULTS*
                                                                       -------------
                                                                         AGAINST/
                                                              FOR        WITHHELD       ABSTAINED
                                                              ----       ------------   -----------
   1. Election of the following Directors:
     Christian H. Strenger                                    14,114           321              --
     Werner Walbrol                                           14,127           308              --

   2. Selection of Independent Accountants                    14,155           134             148
   --------

   *In thousands of shares